Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink Chief Financial Officer		6110 Executive Blvd., Suite 800 Rockville, Maryland 20852
Direct Dial: 301-255-0820		Tel 301-984-9400
E-Mail: sgrootwassink@writ.com		Fax 301-984-9610
www.writ.com

Newspaper Quote: WRIT

Page 1 of 5	FOR IMMEDIATE RELEASE	April 20, 2004

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR

THE QUARTER ENDED MARCH 31, 2004

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	Q1 2004	Q1 2003
Net Income Per Share	$0.27	$0.28
Funds from Operations (“FFO”) Per Share	$0.51	$0.49

•	First quarter 2004 Net Income per fully diluted share was $0.27, compared to $0.28 in the first quarter 2003. The 3.6% decrease in Net Income per fully diluted share is due primarily to the issuance of 2.2 million shares in December 2003, as well as increases in depreciation expense and interest expense, all driven by the $177 million in 2003 acquisitions. The 2003 acquisitions contributed $5.2 million of the $5.4 million increase in real estate revenue.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the first quarter 2004 was $0.51, representing a 4.1% increase over FFO per fully diluted share of $0.49 in the first quarter of 2003.

A reconciliation of net income to funds from operations is provided on the attached income statement.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated, “As the economy improves, we are experiencing increased activity at our commercial properties. Our multifamily sector performance continues to be flat, but with the expected increase in job growth, we anticipate before year end higher levels of occupancy and rental rate growth.”

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 67 properties consisting of 11 retail centers, 29 office properties, 18 industrial properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 33 consecutive years. WRIT’s FFO per share has increased every year for 31 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions.

FOR IMMEDIATE RELEASE

Page 2 of 5	April 20, 2004

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands)

		Three Months Ended March 31,
OPERATING RESULTS		2004	2003
Revenue
Real estate rental revenue		$44,376	$38,961
Other income		65	108

		44,441	39,069

Expenses
Real estate expenses		(13,463)	(11,603)
Interest expense		(8,575)	(7,047)
Depreciation and amortization		(9,872)	(8,073)
General and administrative		(1,229)	(1,132)

		(33,139)	(27,855)

Net Income		11,302	11,214

Real estate depreciation and amortization		9,872	8,073

Funds from operations(1)		21,174	19,287

Accretive:
Tenant improvements (3)		(2,792)	(1,613)
Leasing commissions capitalized		(633)	(1,419)
Non-Accretive:
Recurring capital improvements		(1,428)	(865)
Straight line rents, net of reserve		(565)	(318)
Non real estate depreciation & amortization		448	476

Funds Available for Distribution(2)		$16,204	$15,548

Total Dividends Paid		$15,558	$13,812

Per Share Data
Income from continuing operations	(Basic)	$0.27	$0.29
	(Diluted)	$0.27	$0.28
Net income	(Basic)	$0.27	$0.29
	(Diluted)	$0.27	$0.28
Funds from operations	(Basic)	$0.51	$0.49
	(Diluted)	$0.51	$0.49
Dividends paid		$0.3725	$0.3525

Weighted average shares outstanding		41,571,542	39,173,898
Fully diluted weighted average shares outstanding		41,819,783	39,357,895

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminish predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding non-real estate depreciation and amortization. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is not a standardized measure, and may be calculated differently by other REITs.
(3)	Tenant improvements for the three months ended March 31, 2004 include payments to one tenant of $1.1 million.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
Assets
Land	$212,136	$210,366
Building	862,377	846,411

Total real estate, at cost	1,074,513	1,056,777
Accumulated depreciation	(187,147)	(177,983)

Total investment in real estate, net	887,366	878,794
Cash and cash equivalents	6,064	5,486
Rents and other receivables, net of allowance for doubtful accounts of $2,603 and $2,674, respectively	19,362	18,397
Prepaid expenses and other assets	25,236	25,412

Total Assets	$938,028	$928,089

Liabilities and Shareholders’ Equity
Accounts payable and other liabilities	$17,532	$19,068
Advance rents	5,757	5,322
Tenant security deposits	6,271	6,168
Mortgage notes payable	141,752	142,182
Lines of credit/short-term note payable	13,250	—
Notes payable	375,000	375,000

Total Liabilities	559,562	547,740

Minority interest	1,609	1,601

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 41,764 and 41,607 shares issued and outstanding, respectively	418	416
Additional paid-in capital	400,582	396,462
Retained earnings (deficit)	(20,528)	(16,272)
Less: Deferred compensation on restricted shares	(3,615)	(1,858)

Total Shareholders’ Equity	376,857	378,748

Total Liabilities and Shareholders’ Equity	$938,028	$928,089

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
Sector	1st QTR 2004	1st QTR 2003	1st QTR 2004	1st QTR 2003
Multifamily	88.6%*	90.9%	88.6%*	90.9%
Office Buildings	86.7%	87.1%	89.1%	87.1%
Retail Centers	94.4%	96.1%	94.4%	96.1%
Industrial/Flex Centers	91.2%	87.7%	91.5%	88.2%

Overall Portfolio	88.8%**	89.2%	90.0%**	89.3%

*	Multifamily occupancy at 3/31/04 for the Core Portfolio and All Properties would be 89.9% without the 21 HUD units and 4 additional units at The Ashby at McLean off the market for complete renovation.
**	Overall Portfolio occupancy at 3/31/04 for the Core Portfolio and All Properties would be 89.1% and 90.3%, respectively, without the impact of the 21 HUD units and 4 additional units at The Ashby at McLean off the market for complete renovation.

2004 Acquisition Summary

	Acquisition Date	Square Feet	Occupied Sq. Ft. at Acquisition	Occupancy Percentage at Acquisition	March 31, 2004 Leased Percentage	Investment
8880 Gorman Road	3/10/04	140,700	140,700	100%	100%	$11,500,000

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2004 and Q1 2003, core portfolio properties exclude Fullerton Industrial Center, 718 Jefferson Street, 1776 G Street, Prosperity Medical Center and 8880 Gorman Road.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 1st Quarter on Wednesday, April 21, 2004 at 11:00 AM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-800-299-7635
International Toll Number:	1-617-786-2901
Leader:	Sara Grootwassink
Passcode:	28452754

The instant replay of the Conference Call will be available until April 28, 2004 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-888-286-8010
International Toll Number:	1-617-801-6888
Passcode:	42021899

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.